                                                                     EXHIBIT 3.1
                                                                     FILED
                                                                     8:35 AM
                                                                     MAY 28 1997

                            ARTICLES OF RESTATEMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN MULTIPLEXER CORPORATION

Pursuant to Section 55-10-07 of the General Statutes of North Carolina, the undersigned corporation does hereby submit the following for the purpose of restating its Articles of Incorporation:

1.   The name of the corporation is American Multiplexer Corporation.

2.   The text of the Restated Articles of Incorporation is attached.

3. The Restated Articles of Incorporation, which contain an amendment requiring shareholder approval, were approved by shareholder action, and shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes on April 28, 1997.

4. The Restated Articles of Incorporation do not contain an amendment providing for an exchange, reclassification, or cancellation of issued shares.

This the 28 day of April, 1997.

                                     AMERICAN MULTIPLEXER CORPORATION

                                     By:  /s/ EDWARD S. C. TAN
                                        ----------------------------
                                         Edward S. C. Tan, President

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN MULTIPLEXER CORPORATION

                                   ARTICLE I

     The name of the corporation is American Multiplexer Corporation.

                                   ARTICLE II

     The corporation shall have authority to issue Twenty Five Million (25,000,000) shares of Common Stock.

                                  ARTICLE III

     The mailing and street address and county of the registered office of the corporation in North Carolina is 4011 Westchase Blvd., Suite 400, Wake County, North Carolina 27607.

                                   ARTICLE IV

     The name of the registered agent at the address of the registered office is Merrill M. Mason.

                                   ARTICLE V

     No director of the corporation shall have personal liability arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of any duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to (i) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) any liability under Section 55-8-33 of the North Carolina General Statutes or any successor provision, (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date of the effectiveness of this Article. As used in this Article, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his or her services as a director, officer, employee, independent contractor, attorney, or consultant of the corporation.

     Furthermore, notwithstanding the foregoing provision, in the event that
Section 55-2-02 or any other provision of the North Carolina General Statutes is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

     This Article shall not affect a provision permitted under the North Carolina General Statutes in the articles of incorporation, bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE VI

     The number of Directors of the corporation may be fixed by the bylaws.

 SS-BCA-08                                                         0-0394072
                            STATE OF NORTH CAROLINA                ---------
98 357 5090                                                        F I L E D
                     DEPARTMENT OF THE SECRETARY OF STATE           10:45 AM
                                                                  JAN 07 1999
                                                               EFFECTIVE _______
                                                              ELAINE F. MARSHALL
                             ARTICLES OF AMENDMENT            SECRETARY OF STATE
                                                                 NORTH CAROLINA

Pursuant to SS55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is: American Multiplexer Corporation.

2.   The text of each amendment adopted is as follows: (State below or attach).

     The corporation is authorized to issue forty million (40,000,000) shares of Stock, all of one class, designated as common.

3.   The date of adoption of each amendment was as follows:

     December 14, 1998.

4.   (Check either a, b, c or d, whichever is applicable):

     a. The amendment(s) was (were) duly adopted by the incorporators ----- prior to the issuance of shares.

     b. The amendment(s) was (were) duly adopted by the Board of ----- Directors prior to the issuance of shares.

     c. The amendment(s) was (were) duly adopted by the Board of ----- Directors without shareholder approval as shareholder approval was not required.

     d.   X    The amendment(s) was (were) approved by shareholders action, and
        -----  such shareholder approval was obtained as required by Chapter 55 of the North Carolina Statutes.

5.   These articles will be effective upon filing.

This the 15th day of December 1998.


                                   American Multiplexer Corporation
                                   Name of Corporation

                                   /s/ DENNIS E. BURT
                                   ----------------------------
                                   Signature

                                   Dr. Dennis Burt, Secretary


NOTES:

1. Filing fee is $50. One executed original and one exact or conformed copy of these articles must be filed with the Secretary of State.

o If more than one voting group [defined at NCGS SS55-1-40(26)] exist, attach schedule setting forth the required information for each voting group.

 SS-BCA-08                                        COR ID#0394072
99 082 5016                                            FILED
                                                       140PM
                                                    APR 13 1999
                                                Effective_________
                                                ELAINE F. MARSHALL
                                                SECRETARY OF STATE
                                                  NORTH CAROLINA

                            State of North Carolina

                      Department of the Secretary of State


                             ARTICLES OF AMENDMENT

Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is: American Multiplexer Corporation.

2.   The text of each amendment adopted is as follows: (State below or attach)

     The corporation is authorized to issue ten million (10,000,000) shares of convertible preferred stock

     These 10,000,000 convertible preferred stock are in addition to the authorized 40,000,000 common stock on record

3.   The date of adoption of each amendment was as follows:

4.   (Check either a, b, c, or d, whichever is applicable):

     a. The amendment(s) was (were) duly adopted by the incorporators ----- prior to the issuance of shares.

     b.   X    The amendment(s) was (were) duly adopted by the board of
        -----  directors prior to the issuance of shares.

     c. The amendment(s) was (were) duly adopted by the board of ----- directors without shareholder approval as shareholder approval was not required.

     d. The amendment(s) was (were) approved by shareholder action, and ----- such shareholder approval was obtained as required by Chapter
               55 of the North Carolina General Statutes.

5.   These articles will be effective upon filing.

     This the 16th day of March, 1999.
              ----        -----

                                        American Multiplexer Corporation
                                        ------------------------------------

                                        /s/ DENNIS E. BURT
                                        ------------------------------------
                                        Signature

                                        Dennis E Burt, Secretary
                                        ------------------------------------
                                        Type or Print Name and Title


NOTES:
1. Filing fee is $50. One executed original and one exact or conformed copy of these articles must be filed with the Secretary of State.
* If more than one voting group [defined at NCGS Section 55-1-40(26)] exist, attach schedule setting forth the required information for each voting group.

                                                            CORP ID # ILLEGIBLE
                                                                   FILED
                                                                  11:00 PM
                                                                JUN 16 1999
                                                             EFFECTIVE _______
                                                             ELAINE F. MARSHALL
                                                             SECRETARY OF STATE
                                                               NORTH CAROLINA

                            State of North Carolina

                      Department of the Secretary of State

                             ARTICLES OF AMENDMENT

Pursuant to Section 55-10-6 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.    The name of the corporation is: American Multiplexer Corporation.

2.    The text of each amendment adopted is as follows: (State below or attach)

      The corporation is authorized to issue fifty million (50,000,000) shares of common stock (increase of 10,000,000) This is in addition to the 10,000,000 Convertible Preferred Stock.

3.    The date of adoption of each amendment was as follows:

4.    (Check either a, b, c, or d, whichever is applicable):

      a. The amendment(s) was (were) duly adopted by the incorporators prior --- to the issuance of shares.

      b. X The amendment(s) was (were) duly adopted by the board of directors --- prior to the issuance of shares.

      c. The amendment(s) was (were) duly adopted by the board of directors --- without shareholder approval as shareholder approval was not required.

      d. The amendment(s) was (were) approved by shareholder action, and --- such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

5.    These articles will be effective upon filing.

This the 14th day of May, 1999.
         ----        ----

                         American Multiplexer Corporation
                         ---------------------------------
                         Name of Corporation

                         /s/ DENNIS E. BURT
                         ----------------------------------
                         Signature

                         Dennis E. Burt, Secretary
                         ----------------------------------
                         Type or Print Name and Title


NOTES:

1. Filing fee is $50. One executed original and one exact or conformed copy of these articles must be filed with the Secretary of State.

     If more than one voting group [defined at NCGS Section 55-1-40(25)] exist, attach schedule setting forth the required information for each voting group.